Exhibit 99.1

Akorn Comments on Favorable Court Order

LAKE FOREST, Ill., Mar. 1, 2019 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX) announced today that the Delaware Court of Chancery has denied a request by Fresenius Kabi AG to bring a fraud claim against Akorn.

On February 20, Fresenius filed a proposed amended counterclaim seeking to add a new claim for fraud to its existing request for contract damages associated with the termination of the merger agreement with Akorn last year. The Court of Chancery denied Fresenius's motion on February 28, noting that "Fresenius did not previously assert a claim for fraud, and the liability phase of the case has concluded. Fresenius could have asserted a claim for fraud at the outset of the case, or amended its pleadings during discovery or before trial. The parties chose to litigate breach of contract claims. It is too late now to introduce a new theory of liability."

“Akorn believes Fresenius’s remaining request for contractual damages is without merit, and we will continue to vigorously defend ourselves against it,” President and CEO Douglas Boothe said. “We are pleased that the Court has ruled in our favor on this motion. This is an important development for us, as we focus on our future and on strengthening the business to enhance shareholder value.”

Cautionary Statement Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward looking statements", including expectations regarding financial performance, rebuilding shareholder value, capital expenditures, growth, and other Akorn plans and strategy. When used in this document, the words “will,” “expect,” “continue," “believe,” “estimate,” “intend,” “could,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the Delaware court’s recent decision against Akorn on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by Akorn with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at Akorn and any actions taken by Akorn, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, and (vii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of Akorn’s Annual Report on Form 10-K and other risk factors identified from time to time in our filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. Akorn undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Akorn

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Investors:

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Investor.relations@akorn.com

Media:

Robert Stanislaro / Camilla White

212-850-5600

Robert.Stanislaro@fticonsulting.com / Camilla.White@fticonsulting.com